UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2015

eBay Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2065 Hamilton Avenue
San Jose, CA 95125
(Address of principal executive offices)

(408) 376-7400
(Registrant’s telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2015, eBay Inc. (the “Company”) announced that Mr. Paul Pressler had been appointed as: (i) a new member of the Company’s Board of Directors, (ii) a new member of the Company’s Corporate Governance & Nominating Committee, and (iii) a new member of the Company’s Audit Committee, with such appointments to be effective immediately.

Mr. Pressler fills a vacancy created by an increase in the size of the Company’s Board of Directors from 10 to 11, and his term of office will expire at the Company’s 2016 annual meeting of stockholders or until his successor has been elected and qualified.

As a non-employee director, Mr. Pressler is entitled to receive the compensation arrangements described in the Company’s 2015 Proxy Statement under “Compensation of Directors”, as filed with the Securities and Exchange Commission on March 23, 2015. In addition, the Company will enter into its form of Indemnity Agreement with Mr. Pressler, a copy of which has been filed as Exhibit 10.01 to the Company’s Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on July 15, 1998.

There is no arrangement or understanding between Mr. Pressler and any other persons pursuant to which Mr. Pressler was appointed as a director. Furthermore, there are no transactions between Mr. Pressler and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing Mr. Pressler's appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release dated September 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.
(Registrant)

Date: September 29, 2015	/s/ Marie O. Huber
Name: Marie O. Huber
Title: Senior Vice President, Legal Affairs,
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated September 29, 2015